Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-93773 of Potash Corporation of Saskatchewan Inc. on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of the PCS U.S. Employees’ Savings Plan for the year ended December 31, 2007.
/s/  Deloitte & Touche LLP

Chicago, Illinois
June 25, 2008